Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 (AS ADOPTED

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002)

In connection with the Annual Report of TippingPoint Technologies, Inc. (the “Company”) on Form 10-K for the period ending January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John F. McHale, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

IN WITNESS WHEREOF, the undersigned has executed this Certificate, effective as of April 28, 2003.

/s/ JOHN F. MCHALE

John F. McHale,

Chairman of the Board and

Chief Executive Officer

Note 1: The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not being filed as part of the Form 10-K or as a separate disclosure document.

Note 2: A signed original of this written statement required by Section 906 has been provided to TippingPoint Technologies, Inc. and will be retained by TippingPoint Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.